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                                                                    EXHIBIT 20.1

                     Partners First Credit Card Master Trust
                        Excess Spread Analysis - May 2002

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Series                                        1998-3
Deal Size                                     $750 MM
Expected Maturity                                07/15/03
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Yield                                               18.23%
Less Coupon                                          1.97%
     Servicing Fee                                   2.00%
     Net Credit Losses                               9.29%
Excess Spread:
     May-02                                          4.97%
     April-02                                        3.41%
     March-02                                        6.88%
Three month Average Excess Spread                    5.09%

Delinquencies:
     30 to 59 Days                                   1.67%
     60 to 89 Days                                   1.23%
     90 + Days                                       2.24%
     Total                                           5.14%

Payment Rate:                                        9.43%